2.3
                    Certificate of Amendment of Articles of
                      Incorporation dated January 27, 1995


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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                               GREG PLUNKETT,INC.


Gregory B. Plunkett and Steven Kay certify that

        1. They are the president and the secretary, respectively, of Greg Plunkett, Inc., a California corporation.

        2. Article IV of the Articles of Incorporation is amended to read as follows:

            "This Corporation is authorized to issue only one class of shares of stock, and the total number of shares which this Corporation is authorized to issue is Thirty Million (30,000,000)."

        3. The amendment herein set forth has been duly approved by the board of directors.

        4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 16,298,996. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

                                /s/ Gregory B. Plunkett
Dated: January 26, 1995         ---------------------------------
                                Gregory B. Plunkett, President


                                /s/ Steven Kay
                                ---------------------------------
                                Steven Kay, Secretary


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                      Verification by Written Declaration

        Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.




                                /s/ Gregory B. Plunkett
Dated: January 26, 1995         ---------------------------------
                                Gregory B. Plunkett, President


                                 /s/ Steven Kay
                                ---------------------------------
                                Steven Kay, Secretary